UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 4, 2016, the Board of Directors of Tangoe, Inc. (the “Company”), upon the recommendation of the Company’s Audit Committee, determined that the Company will restate its financial statements for the years 2013 and 2014, all quarters therein, and the first three quarters of 2015.  Accordingly, investors should no longer rely upon the Company’s previously released financial statements for the time periods cited above. In addition, investors should no longer rely upon earnings releases for these periods; reports by BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, on such financial statements, including its reports on the Company’s internal control over financial reporting; and other communications relating to these financial statements. The Company is withdrawing all prior financial guidance for the fourth quarter 2015 and related full year 2015.

The Company has concluded that it made errors in recognizing revenue, primarily from business activities that are ancillary to the Company’s core business.  A majority of the errors relate to non-recurring revenue, including, for example, non-recurring revenue from strategic consulting and bill audit services with contingent fee arrangements.  As a result of these corrections, the Company is revising its revenue recognition policies for several categories of revenue. For the full periods being restated, the Company estimates that at least $17.1 million of previously recognized revenue will be affected, against total revenue under review of approximately $70 million and previously reported total revenue of $565.9 million.

The Company expects that the overall impact on revenue will be as described above, and operating income will be adjusted substantially in line with revenue adjustments.  The Company also expects that the impact, if any, on operating cash flow for the periods under review will be minimal.  Because the Company has not yet fully completed its review, the expected financial impact of the restatement described above is preliminary and subject to change.

The Company does not expect to file its Annual Report on Form 10-K with the SEC as scheduled on March 15, 2016.  Although the Company cannot at this time estimate when it will complete the restatement and file its restated financial statements and its Form 10-K for the year ended December 31, 2015, it is diligently pursuing completion of the restatement and intends to file the Form 10-K as soon as reasonably practicable.

The audit committee and management have discussed the matters disclosed in this filing with BDO.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company’s intent to restate its prior financial statements and the estimated adjustments of the restated financials, involve risks and uncertainties which may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the Company’s and its audit committee’s internal review, the risk that the process of preparing and auditing the restated financial statements or other subsequent events would require the Company to make additional adjustments and the time and effort required to complete the restatement of its financial statements, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: March 7, 2016	By: :	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr. President and Chief Executive Officer